Exhibit 99.1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Third Quarter 2020 Results

Commenced Process to Implement Pre-packaged Plan that Received 95% Support from Lenders

Core Mall Total Leased Space reached 93.4%

Collections continue improving toward normal levels

Philadelphia, November 6, 2020 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2020	2019	2020	2019
Net income (loss) - basic and diluted	$(0.46)	$0.22	$(1.10)	$(0.23)
FFO	$0.12	$0.63	$0.20	$1.05
FFO, as adjusted	$0.03	$0.23	$0.12	$0.71
FFO from assets sold in 2019	$-	$-	$-	$(0.01)
FFO, as adjusted for assets sold	$0.03	$0.23	$0.12	$0.70

“We are pleased to be moving closer to a normal state in our business while moving forward with strengthening the Company’s balance sheet and positioning it for long-term success through our prepackaged plan.  Our court-approved expedited case timeline should allow us to emerge and quickly move to the next phase of our evolution bringing new and innovative uses to our properties as the landscape continues to rapidly evolve,” said Joseph F. Coradino, Chairman and CEO of PREIT. “We look forward to the upcoming Holiday season, meeting our shoppers’ demands through an array of shopping options and opportunities to visit with Santa.”

•	Same Store NOI, excluding lease termination revenue, decreased 33.0% for the three months ended September 30, 2020 compared to September 30, 2019.

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•

The quarter was impacted by a decrease in revenue of $16.5 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants, the accounting for rental abatements as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic.

•	Cash collections continued to improve, increasing to 127% of billings in October. During the third quarter cash collections totaled 99% of billings.
•	Core Mall total occupancy was 93.2%, a decrease of 120 basis points compared to September 30, 2019. Core Mall non-anchor occupancy declined by 200 basis points from last year.
•	Core mall non-anchor Leased space, at 89.4%, exceeds occupied space by 30 basis points when factoring in executed new leases slated for future occupancy.
•	Through September 30, 2020, average renewal spreads declined 2.5% for spaces less than 10,000 square feet.

Leasing and Redevelopment

•	134,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of over $6.0 million.
•	Leasing progress continued with 197,000 square feet of new stores opened in the core portfolio and 82,000 square feet opening at Fashion District between May 1 and October 31, 2020.

Property Re-openings and COVID-19 Response

•	Core mall traffic at comparable properties is approximately 68% of 2019 non-holiday averages.
•	Cash collections for April through October totaled 74% of billings for those months.
•	Deferral agreements have been reached with 79% of PREIT’s key national tenants by number.
•

In continuous support of its tenants, PREIT has developed and implemented its own contactless pick up solution, Mall2Go, and has developed a branded parking lot activation series, Park and Play, that has resulted in two dozen events being held between late July and mid-September across its portfolio.

•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•	The Company launched sMALL surprises, an innovative e-commerce platform delivering curated surprise packs from our mall retailers based on the recipient’s interests.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2020 and 2019:

•

Net loss attributable to PREIT common shareholders was $35.7 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.46 per basic and diluted share for the three months ended September 30, 2020, compared to net income attributable to PREIT common shareholders of $17.4 million, or $0.22 per basic and diluted share for the three months ended September 30, 2019.

•

Same Store NOI, including lease terminations, decreased by $14.8 million, or 29.1%.  The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses, accounting for rental abatements and a decrease in percentage of sales revenue due to COVID-19 related mall closures, partially offset by new store openings, including contributions from replacement anchors.

•

Non Same Store NOI decreased by $3.1 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures. Other decreases in NOI from Non-Same Store properties is due to the conveyance of Wyoming Valley Mall during the third quarter of 2019 and derecognition of property at Valley View Mall during the third quarter of 2019.

•	FFO for the three months ended September 30, 2020 was $0.12 per diluted share and OP Unit compared

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to $0.63 per diluted share and OP Unit for the three months ended September 30, 2019.  Adjustments to FFO in the third quarter of 2020 were related to gain on derecognition of property related to Valley View Mall and less than $0.01 per share of provision for employee separation expenses. Adjustments to FFO in the 2019 quarter included $0.38 per share of debt extinguishment gains related to the conveyance of Wyoming Valley Mall and $0.04 per share of Insurance recoveries.

•	General and administrative expenses decreased by $1.1 million compared to the third quarter of 2019 due to lower payroll and incentive compensation expenses.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended September 30, 2020 and 2019 is included on page 15.

Debt Restructuring and Chapter 11 Process

On October 7, the Company executed a Restructuring Support Agreement (RSA) with over 80% of our lenders supporting either an out of court or in court “prepackaged” restructuring of our bank facilities.  On October 17, we completed the expansion of our Bridge Facility by $25M to a total of $55M to maintain liquidity through the restructuring timeline.

On November 1, 2020, the Company filed voluntary Chapter 11 petitions in order to implement its prepackaged restructuring plan, which is supported by 95% of its lender group.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $107.3 million.  The agreements are with three different buyers across five properties for 2,650 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.  One buyer for two other land parcels had terminated its agreement and PREIT has now executed letters of intent with another buyer.  One of the two parcels was placed under contract in the third quarter.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.75 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

Non-Core Malls:  In August 2020, Valley View Mall was transferred to a special servicer as part of our non-core property disposition program.

Retail Operations

Due to COVID-related mall closures impacting a significant portion of the year, the Company is not reporting tenant sales at this time.

2020 Outlook

On March 31, 2020, the Company withdrew its financial outlook for 2020 provided in its February 25, 2020 earnings press release.  The Company is not providing updated guidance at this time.

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About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision

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for employee separation expense, gain on derecognition of assets, and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, loss on debt extinguishment (including accelerated amortization of financing costs) and insurance losses and recoveries.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, equity in loss/income of partnerships, gains/losses on sales of interest in non operating real estate, gains/losses on sales of interest in real estate by equity method investee, gains/losses on sales of interests in real estate, net, project costs, gain or loss on debt extinguishment, insurance losses or recoveries, net and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2019, Wyoming Valley, Exton Square and Valley View Malls were designated as non-core and are excluded from Same Store NOI.  In 2020, Exton Square and Valley View Malls were designated as non-core and are excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these

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unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall, Valley View Mall and Fashion District Philadelphia.  Valley View Mall was previously designated as a non-core property. In August 2020, a court order assigned a special servicer to operate the property on behalf of the lender of the mortgage loan secured by the property and a court order was issued in September 2020 to conduct a foreclosure sale of the property. Although we have not yet conveyed the property because foreclosure proceedings are ongoing, we no longer operate the property as a result of the court order assigning the special servicer. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project”  or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters, including our expectations regarding the impact of COVID-19 on our business, that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the ability to implement the prepackaged restructuring plan in accordance with the RSA;
•

risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the chapter 11 cases, the outcomes of court rulings and the chapter 11 cases in general and the length of time that we may be required to operate in bankruptcy;

•	the effectiveness of the restructuring pursuant to the chapter 11 cases and any additional strategies that we may employ to address our liquidity and capital resources;
•

the actions and decisions of creditors, regulators and other third parties that have an interest in the chapter 11 cases, which may interfere with the ability to confirm and consummate the prepackaged restructuring plan;

•	restrictions on us due to the terms of any interim and final orders that we may seek from the Bankruptcy Court authorizing our use of cash collateral securing indebtedness;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;

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                     Selected Financial Data

•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•

our ability to implement plans and initiatives to adequately address the “going concern” considerations described in Note 1 to our consolidated financial statements in our Form 10-K for the year ended December 31, 2019;

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants;
•	our ability to raise capital, including through sales of properties or interests in properties; and
•	potential dilution from any equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

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                     Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2020	2019	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$58,473	$73,310	$178,313	$223,668
Expense reimbursements	4,040	5,364	11,321	15,342
Other real estate revenue	1,336	2,202	4,803	7,619
Total real estate revenue	63,849	80,876	194,437	246,629
Other income	340	498	764	1,440
Total revenue	64,189	81,374	195,201	248,069
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,688)	(28,320)	(80,418)	(85,891)
Utilities	(3,530)	(4,009)	(8,971)	(11,350)
Other property operating expenses	(1,827)	(1,836)	(5,699)	(5,815)
Total property operating expenses	(33,045)	(34,165)	(95,088)	(103,056)
Depreciation and amortization	(34,420)	(31,236)	(95,597)	(98,085)
General and administrative expenses	(9,526)	(10,605)	(30,790)	(33,419)
Provision for employee separation expenses	(60)	(218)	(1,173)	(1,078)
Insurance recoveries, net	-	2,878	586	4,494
Project costs and other expenses	(124)	(80)	(287)	(267)
Total operating expenses	(77,175)	(73,426)	(222,349)	(231,411)
Interest expense, net	(20,260)	(15,534)	(54,300)	(46,986)
Gain on debt extinguishment, net	-	29,600	-	24,832
Gain on derecognition of property	7,006	-	7,006	-
Impairment of development land parcel	-	-	-	(1,464)
Total expenses	(90,429)	(59,360)	(269,643)	(255,029)
(Loss) income before equity in (loss) income of partnerships, gain on sales of real estate by equity method investee, (loss) gain on sales of real estate, net, and gain (loss) on sales of interests in non operating real estate	(26,240)	22,014	(74,442)	(6,960)
Equity in (loss) income of partnerships	(3,259)	1,531	(2,798)	6,136
Gain on sales of real estate by equity method investee	-	-	-	553
(Loss) gain on sales of real estate, net	(94)	1,171	11,169	2,684
Gain (loss) on sales of interests in non operating real estate	16	-	(174)	-
Net (loss) income	(29,577)	24,716	(66,245)	2,413
Less: net loss (income) attributable to noncontrolling interest	734	(454)	1,996	1,563
Net (loss) income attributable to PREIT	(28,843)	24,262	(64,249)	3,976
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net (loss) income attributable to PREIT common shareholders	$(35,686)	$17,419	$(84,780)	$(16,555)

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                     Selected Financial Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Noncontrolling interest	734	(454)	1,996	1,563
Cumulative preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Dividends on unvested restricted shares	—	(222)	(363)	(663)
Net (loss) income used to calculate (loss) income per share—basic and diluted	$(35,686)	$17,197	$(85,143)	$(17,218)
Basic and diluted (loss) income per share:	$(0.46)	$0.22	$(1.10)	$(0.23)

(in thousands of shares)
Weighted average shares outstanding—basic	77,401	76,492	77,149	74,771
Effect of common share equivalents(1)	—	332	—	—
Weighted average shares outstanding—diluted	77,401	76,824	77,149	74,771

(1) The Company had net losses for the three months ended September 30, 2020 and the nine months ended September 30, 2020 and 2019. Therefore, the effects of common share equivalents of 357 for the three months ended September 30, 2020 and, 411 and 375 for the nine months ended September 30, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2020	2019	2020	2019
Comprehensive (loss) income:
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Unrealized gain (loss) on derivatives	4,053	(3,607)	(15,750)	(21,838)
Amortization of settled swaps	3	3	73	82
Total comprehensive (loss) income	(25,521)	21,112	(81,922)	(19,343)
Less: comprehensive loss (income) attributable to noncontrolling interest	138	(363)	2,401	2,524
Comprehensive (loss) income attributable to PREIT	$(25,383)	$20,749	$(79,521)	$(16,819)

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                     Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to (i) Funds from operations attributable to common shareholders and OP Unit holders, (ii) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders, (iii) Funds from operations, as adjusted for assets sold, (iv) Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (v) Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, and (vi) Funds from operations, as adjusted for assets sold per diluted share and OP Unit for the three and nine months ended September 30, 2020 and 2019, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Depreciation and amortization on real estate:
Consolidated properties	34,053	30,948	94,538	97,126
PREIT’s share of equity method investments	5,095	2,402	12,396	6,453
(Loss) Gain on sales of interests in real estate, net	94	(1,171)	(11,169)	(2,684)
Dividend on preferred shares	-	(6,843)	(13,687)	(20,531)
Funds from operations attributable to common shareholders and OP Unit holders	$9,665	$50,052	$15,833	$82,777
Insurance recoveries, net	-	(2,878)	(586)	(4,494)
Gain on debt extinguishment, net	-	(29,600)	-	(24,832)
Gain on derecognition of property	(7,006)	-	(7,006)	-
Impairment of development land parcel	-	-	-	1,464
Provision for employee separation expenses	60	218	1,173	1,078
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$2,719	$17,792	$9,414	$55,993

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.12	$0.63	$0.20	$1.05
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.03	$0.23	$0.12	$0.71
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.03	$0.23	$0.12	$0.71

(in thousands of shares)
Weighted average number of shares outstanding	77,401	76,492	77,149	74,771
Weighted average effect of full conversion of OP Units	2,023	2,023	2,023	3,625
Effect of common share equivalents	357	332	411	375
Total weighted average shares outstanding, including OP Units	79,781	78,847	79,583	78,771

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                     Selected Financial Data

NOI for the three months ended September 30, 2020 and 2019:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$30,662	$43,858	$(13,196)	(30.1%)	$144	$2,853	$30,806	$46,711
NOI attributable to equity method investments, at ownership share	5,421	7,029	(1,608)	(22.9%)	(655)	(296)	4,766	6,733
Total NOI	36,083	50,887	(14,804)	(29.1%)	(511)	2,557	35,572	53,444
Less: lease termination revenue	2,011	55	1,956	3556.4%	-	-	2,011	55
Total NOI excluding lease termination revenue	$34,072	$50,832	$(16,760)	(33.0%)	$(511)	$2,557	$33,561	$53,389

NOI for the nine months ended September 30, 2020 and 2019:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$98,169	$133,210	$(35,041)	(26.3%)	$1,179	$10,363	$99,348	$143,573
NOI attributable to equity method investments, at ownership share	17,510	21,148	(3,638)	(17.2%)	784	(191)	18,294	20,957
Total NOI	115,679	154,358	(38,679)	(25.1%)	1,963	10,172	117,642	164,530
Less: lease termination revenue	2,236	513	1,723	335.9%	-	17	2,236	530
Total NOI excluding lease termination revenue	$113,443	$153,845	$(40,402)	(26.3%)	$1,963	$10,155	$115,406	$164,000

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and nine months ended September 30, 2020 and 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2020	2019	2020	2019
Net (loss) income	$(29,577)	$24,716	$(66,245)	$2,413
Other income	(338)	(498)	(765)	(1,440)
Depreciation and amortization	34,420	31,236	95,597	98,085
General and administrative expenses	9,526	10,605	30,790	33,419
Insurance recoveries, net	-	(2,878)	(586)	(4,494)
Provision for employee separation expense	60	218	1,173	1,078
Project costs and other expenses	124	80	287	267
Interest expense, net	20,260	15,534	54,300	46,986
Impairment of development land parcel	-	-	-	1,464
Loss on debt extinguishment, net	-	(29,600)	-	(24,832)
Gain on derecognition of property	(7,006)		(7,006)
Equity in (income) loss of partnerships	3,259	(1,531)	2,798	(6,136)
Gain on sales of real estate by equity method investee	-	-	-	(553)
(Loss) Gain on sales of interests in real estate, net	94	(1,171)	(11,169)	(2,684)
(Loss) Gain on sales of interest in non operating real estate	(16)	-	174	-
NOI from consolidated properties	$30,806	46,711	99,348	143,573
Less: Non Same Store NOI of consolidated properties	$144	2,853	1,179	10,363
Same Store NOI from consolidated properties	30,662	43,858	98,169	133,210
Less: Same Store lease termination revenue	2,011	11	2,236	463
Same Store NOI excluding lease termination revenue	$28,651	$43,847	$95,933	$132,747

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles equity in (loss) income of partnerships to NOI of equity method investments at ownership share for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Equity in (loss) income of partnerships	$(3,259)	$1,531	$(2,798)	$6,136
Other income	(12)	(24)	(38)	(47)
Depreciation and amortization	5,095	2,403	12,396	6,453
Interest and other expenses	2,942	2,823	8,733	8,414
Net operating income from equity method investments at ownership share	4,766	6,733	18,294	20,957
Less: Non Same Store NOI from equity method investments at ownership share	(655)	(296)	784	(191)
Same Store NOI of equity method investments at ownership share	5,421	7,029	17,510	21,148
Less: Same Store lease termination revenue	-	44	-	50
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$5,421	$6,985	$17,510	$21,098

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	September 30, 2020	December 31, 2019
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,163,656	$3,099,034
Construction in progress	46,872	106,011
Land held for development	5,881	5,881
Total investments in real estate	3,216,409	3,210,926
Accumulated depreciation	(1,280,117)	(1,202,722)
Net investments in real estate	1,936,292	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	176,070	159,993
OTHER ASSETS:
Cash and cash equivalents	36,373	12,211
Tenant and other receivables	64,367	41,261
Intangible assets (net of accumulated amortization of $19,896 and $18,248 at September 30, 2020 and December 31, 2019, respectively)	11,756	13,404
Deferred costs and other assets, net	138,821	103,688
Assets held for sale	1,384	12,506
Total assets	$2,365,063	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$890,848	$899,753
Term Loans, net	559,040	548,025
Revolving Facilities	375,000	255,000
Tenants’ deposits and deferred rent	10,601	13,006
Distributions in excess of partnership investments	77,848	87,916
Fair value of derivative liabilities	27,694	13,126
Accrued expenses and other liabilities	105,638	107,016
Total liabilities	2,046,669	1,923,842
COMMITMENTS AND CONTINGENCIES:
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $87,840 and $86,250 at September 30, 2020 and December 31, 2019, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $175,605 and $172,500 at September 30, 2020 and December 31, 2019, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $127,149 and $125,000 at September 30, 2020 and December 31, 2019, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,490 and 77,550 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	79,490	77,550
Capital contributed in excess of par	1,770,070	1,766,883
Accumulated other comprehensive (loss) income	(27,828)	(12,556)
Distributions in excess of net income	(1,504,372)	(1,408,352)
Total equity—Pennsylvania Real Estate Investment Trust	317,514	423,679
Noncontrolling interest	880	3,746
Total equity	318,394	427,425
Total liabilities and equity	$2,365,063	$2,351,267

Changes in Funds from Operations for the three and nine months ended September 30, 2020 as compared to the three and nine months ended September 30, 2019 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2020	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2020	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2019	$50,052	$0.63	$82,777	$1.05

Changes - Q3 2019 to Q3 2020

Other leasing activity, including base rent and net CAM and real estate tax recoveries	(7,881)	(0.100)	(23,775)	(0.300)
Lease termination revenue	2,000	0.025	1,773	0.025
Credit losses	(6,427)	(0.080)	(11,468)	(0.145)
Other	(886)	(0.010)	(1,571)	(0.020)
Same Store NOI from unconsolidated properties	(1,608)	(0.020)	(3,638)	(0.045)
Same Store NOI	(14,803)	(0.190)	(38,679)	(0.490)
Non Same Store NOI	(3,068)	(0.040)	(8,209)	(0.105)
Dilutive effect of asset sales	(161)	-	(1,117)	(0.015)
General and administrative expenses	1,079	0.015	2,629	0.035
Capitalization of leasing costs	-	-	150	-
Gain on Debt Extinguishment	(29,600)	(0.375)	(24,832)	(0.315)
Gain on sales of non-operating real estate	16	-	(174)	-
Other	(5,769)	(0.075)	(11,011)	(0.140)
Interest expense, net	4,974	0.065	7,879	0.100
Increase in weighted average shares	-	0.005	-	-
Funds from Operations, as adjusted September 30, 2020	$2,719	$0.03	$9,413	$0.12
Insurance recoveries, net	-	-	586	0.005
Gain on derecognition of property	7,006	0.090	7,006	0.090
Provision for employee separation expense	(60)	-	(1,173)	(0.015)
Funds from Operations September 30, 2020	$9,665	$0.12	$15,832	$0.20